SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 26, 1999




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)




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ITEM 5.  OTHER EVENTS

A. On March 26, 1999, CPI Corp. issued the following press release:

    CPI CORP. EXPECTS FY 1998 SALES AND EARNINGS TO EXCEED MOST
    RECENT ESTIMATES

    ST. LOUIS, MO, March 26, 1999--CPI Corp. (NYSE-CPY) today said unaudited results from the fourth quarter and the full 1998 fiscal year, which ended February 6, 1999, were better than expected.

    In making the announcement, Alyn V. Essman, chairman and chief executive officer said, "Unaudited results indicate sales for the 52 weeks of fiscal 1998 for the Portrait
    Studio segment will be up approximately 7.2% to $325.5 million versus last year's $303.7 million reported for the 53 weeks of fiscal 1997. On a comparable 52-week basis, the unaudited sales increase for the Portrait Studio segment is 8.6% for fiscal 1998. Further, unaudited sales for the Wall Decor segment are also up marginally in 1998 compared to 1997. When stated on a comparable 52-week basis, the sales increase for the Wall Decor segment is 2.2% for fiscal 1998."

    Turning to operating earnings, Essman said, "While we previously estimated full-year Portrait Studio operating earnings to be lower in fiscal 1998 than in fiscal 1997, unaudited operating earnings for 1998 for the Portrait Studio segment are relatively unchanged, while the Wall Decor segment shows significant improvement."

    Continuing, Essman said, "Unaudited diluted net earnings per share are $2.15 for 1998 versus $1.07 reported last year. Though there was improvement in unaudited operating earnings in 1998, the major difference in earnings year-to-year will be due to the absence of losses reported for 1997 from the photofinishing segment and larger benefits recognized in 1998 in connection with the sale of that business."

    Commenting on early 1999 results, Essman said, "We are happy to see Portrait Studio segment sales are continuing the strength they displayed in the second half of 1998. Sales for the first six weeks of fiscal year 1999 are up approximately 13% over the same six weeks of fiscal year 1998, even better than the 11.7% increase sustained for the final 28 comparable weeks of fiscal year 1998 over 1997. Fiscal year 1999 will still bear substantial cost increases for employee training and continuing technological development, but the anticipated sales increase helps to cover those costs. Once the expense loads level out in fiscal year 2000, sales strength should improve overall
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    profitability."

    A news release providing audited fiscal 1998 results, including operating segment details, is presently scheduled for April 9, 1999.

    The statements contained in this report, which are not historical facts, are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the CPI Corp.'s (the "Company's") outlook for the Portrait Studio and Wall Decor segments, are not predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 7, 1998.

    CPI Corp. is a consumer services company operating approximately 1,200 retail locations, including 1,027 Sears
    Portrait Studios in the U.S., Puerto Rico and Canada and 152
    Prints Plus wall decor stores.























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                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  April 7, 1999

























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